UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2011

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2011, Teleflex Incorporated (the "Company") entered into a change-in-control agreement (the "Agreement") with Benson F. Smith, the Company's Chairman, President and Chief Executive Officer. The Agreement provides Mr. Smith with severance benefits on substantially similar terms as those provided to the Company’s other senior executives; provided that, under the Agreement, Mr. Smith is entitled to receive severance benefits for a period of three years. A description of the material terms of the agreements are set forth in the Company's 2011 Proxy Statement under the section "Potential Payments Upon Termination or Change of Control." The Agreement replaces the change-in-control benefits previously approved by the Company for Mr. Smith, as described in the "Compensation Discussion and Analsysis" section of the Company's 2011 Proxy Statement. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Executive Change In Control Agreement, dated December 15, 2011, by and between Teleflex Incorporated and Benson F. Smith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

December 16, 2011	By:	Laurence G. Miller

Name: Laurence G. Miller
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Executive Change In Control Agreement, dated December 15, 2011, by and between Teleflex Incorporated and Benson F. Smith.